Sichuan Kangzhuang Insurance Agency Limited Liability Company

Labor Contract

This contract is signed by the two parties:

Name of party A: Sichuan Kangzhuang Insurance Agency Co., Ltd. (hereinafter referred to as Party A)

Legal representative: Zhang Qinglin

Registered address: Block B, 14th floor, Renbao Building, No.57, Dongyu Street, Jinjiang District, Chengdu
Postcode: 610016
Tel: (028)86665409

Name of party B: TSAI, SHIU-FANG
ID No.: Taiwanese passport: 017997203(D)
Home address:
Physical address:                                                  Postcode of physical address:
Mobile number: 13808222276                            Tel of physical address: 13808222276

It is confirmed that party B has been informed and fully understood natures and requirements of the job that party B applies for in party A, working environment and conditions, and basic situation which is relevant to rights and obligations of performing labor contract at present or in the future, and promised that employment materials, provided by party A, are real and effective.  In accordance with Labor Law of the People’s Republic of China, Law of the People’s Republic of China on Employment Contracts, relevant laws and regulations, abiding by principles of legality, fairness, equality, voluntariness, unanimity through consultation, honesty and credibility, party A and party B reach following agreements:

Article I Term of the Labor Contract

1.1	Expiry date of this contract is the date determined in section 1.1.1;

1.1.1	Fixed term: from 01 date May month 2008 year to 30 date April month 2011 year, thereinto, probationary period is from 01 date May month 2008 year to 30 date June month 2008 year.

1.1.2	Non-fixed term: from date month year to when legal termination conditions arise.

1.1.3	The term is fixed in terms of completing certain amount of task: from date month year to date month year when the task is completed.

1.2
Provided that by evaluation party B can’t meet employment requirements of party A in probationary period (including employment conditions, job responsibility, and job description), party A can terminate this contract.

1.3	This contract shall be terminated upon expiration. For the sake of work requirements, both party A and party B are willing to continue the labor relation, labor contract shall be renewed by consensus.

Article II  Job description and working place

2.1 Party B agrees to accept the job as general manager of management department, provided by party A.  Related job responsibilities, working content and places shall refer to attachment of this contract, Job Description, for details.

2.2 When both parties are confirmed to sign this contract, both parties have fully communicated on requirements provided in Job Description that party B shall perform; and have further indentified that, party B is employed as the position stated in item 2.1, but party A can assign other job responsibilities to party B, or reasonably shift party B to other positions in accordance with variation of business needs, organizational structure(including position) adjustment, or capability, working performance and behavior, career development and health condition of party B.  Written notice shall be given by party A, and shall be valid as the attachment of this contract.

2.3   (1) Party B agrees to dedicatedly and diligently complete tasks that the position requires, including other tasks temporarily arranged by supervisor. In addition, party B shall expressly agree to not sign labor service contract with other third parties by any means (regardless of part time or other ways) in the whole period when it is employed by party A.

  (2) In validity period of this contract, party B shall not provide service or business support to enterprises or organizations, which directly or indirectly develop competitive relationship with party A or branch organization of party A, by any means. In the duration of this contract, party B shall not seek or hold profit by other ways in above enterprises, organizations, and business or transaction.

Article III Labor remuneration, social insurance, working hours, rest and vacations

3.1 Party A institutes wage system for post. On the basis of position stated in item 2.1, party A shall pay pre-tax RMB14, 000 to party B each month. This wage covers various allowance and subsidies specified by the government.  Party A shall calculate and pay remuneration of last month at the tenth day of each month, based on payment voucher of bank.  This amount of remuneration is executed in probationary period as well.  Party A and party B agree to keep wage information of party B in confidence.

3.2 Party A institutes system of wage variation with position.  Party B agrees to accept wage on the new position when party B is arranged to be on new position or assume new job.

3.3 The company shall pay social insurance for party B, such as endowment insurance, medical insurance, unemployment insurance, working safety insurance and reproduction insurance, in accordance with national and local related laws and regulations.  Legal parts, shouldered by the individual, shall be paid by party B, and shall be deducted in party B’s wage each month by party A.

3.4 Welfare provided by party A shall be listed in rules and regulations that party A provides for party B.

3.5 Party B shall pay individual income tax to tax authorities from income paid by party A.  It shall be withheld on a monthly basis by party A from party B’s wage to tax authorities.

3.6 In accordance with national regulation, and following item 3.6.2, party A shall determine system of working hours, and arrange work for party B.  Specific working hours shall meet the requirement of actual management for party B’s department as well.

3.6.1 Standard labor time system: party B shall work 8 hours each day, 40 hours each week.

3.6.2 Irregular working hours system: it is implemented in according to the new contract, that is Agreement for Irregular Working Hours System, signed by party A and party B.

3.6.3 Integrated system of working hours: it is implemented in according to the new contract, that is Agreement for Integrated System of Working Hours, signed by party A and party B.

3.7 On condition that national and local related labor laws and regulations are not violated, if party A arranges party B to prolong working hours, party A shall arrange compensatory time or pay overtime wage for party B in accordance with the regulations. Dinner time of party B shall not be involved in working hours.

3.8 Except taking holidays in official rest days, and in period for treatment for the sake of disease or non-work injury, party B shall enjoy annual paid vacation, other vacations and welfare benefits, provided by party A.  Relevant sickness pay, disease salvage cost and medical care shall be implemented in accordance with related national and local regulations.

3.9 If party B suffers from occupational diseases, or is injured due to the work, wage and pay for work-related injuries shall be implemented in accordance with related national and local regulations.

Article IV Labor condition, labor protection and labor discipline

4.1 Party A shall provide equipments and supplies for party B, which are necessary to perform duties.  The ownership of these equipments and supplies shall be party A’s own, and shall only be used in related affairs, which service party A.

4.2 Party A shall provide working environment, which meets requirements of labor protection, safety and sanitation of this industry, for party B.

4.3 During working, party B shall improve awareness of labor safety and self-protection, and shall strictly abide by operation rules for position safety.

4.4 Party B shall abide by labor discipline, rules and regulations of party A.  Provided that party B violate labor discipline, rules and regulations, party A shall take disciplinary measures, or even dissolve labor contract.

Article V Dissolution and termination of contract

5.1 Party A and party B can dissolve this contract by consensus.

5.2 Meeting one of following conditions, this contract shall be terminated, except as otherwise prescribed by applicable laws and regulations:

(1) Upon expiration of this contract;
(2) Party B has the right to basic pension insurance in accordance with laws;
(3) Party B is dead, or has been declared dead or missing by people’s court;
(4) Party A has been declared bankrupt in accordance with laws;
(5) Party A has its business license revoked, is ordered to close down and revoked, or party A decides to dissolve in advance;
(6) Other circumstances as stipulated by laws and administrative regulations.

5.3 Meeting one of following conditions, party A shall inform party B in written form 30 days in advance, or shall pay one month’s wage for party B in addition, then dissolve this contract, except as otherwise prescribed by applicable laws and regulations:

   (1) Party B suffers from diseases or gets injured not related to his/her employment, can’t engage in existing work after specified medical period, and can’t engage in other work provided by party A;
   (2) Party B can’t be competent for the job.  By training or adjusting working position, party B still can’t be competent for the job.
   (3) Major changes take place in objective circumstances, to which this contract is made according, resulting in incapability of performance for this contract.  Party A and party B do not reach an agreement on altering this contract by consensus.

5.4 Provided that party B meets one of following conditions, party A shall dissolve this contract at any time:

(1) Force party A against his/her true intentions to enter into this contract by means of fraud or duress, and result in invalidity of this contract;
(2) Be found unqualified during the probationary period;
(3) Seriously violate rules and regulations, formulated by party A in accordance with laws;
(4) Neglect his/her duties to a serious extent, practice graft while holding public office, and cause damage to interests of party A;
(5) Establish labor relations with other organizations at the same time, cause serious impact on completing tasks of party A, or refuse to correct his/her errors when party A puts forward it;
(6) Be affixed with criminal responsibility;
(7) Other circumstances as stipulated by laws and administrative regulations.

5.5 During probationary period, party B shall inform party A of dissolving this contract in written form three days in advance; provided that party B resigns after probationary period, party B shall inform party A of dissolving this contract in written form 30 days in advance.

5.6 Provided that party A meets one of following conditions, party B shall inform party A of dissolving this contract at any time:

(1) Party A does not provide labor protection or labor conditions in accordance with agreements of this contract;
(2) Party A does not pay labor remuneration in time and in full;
(3) Party A does not pay social insurance premiums for party B in accordance with laws;
(4) Rules and regulations of party A violate laws and regulations, harm to the interests of party B;
(5) Party A forces party B against his/her true intentions to enter into or alter labor contract by means of fraud or duress, or by taking advantage of the other party’s hardship, resulting in invalidity of this contract.

5.7 Provided that party B meets one of following conditions, party A shall not dissolve labor contract:

(1) Engage in the occupational-disease-inductive operation, do not receive occupational health examination before leaving the post, or when patients suffering from the occupational-disease-like diseases are diagnosed and observed by the medical;
(2) Party A has been confirmed to have lost totally or partially the capabilities of work due to occupational disease or job injuries;
(3) Suffer from diseases or injury inflicted off the job during specified treatment period;
(4) Female workers during pregnancy, child birth and baby nursing period;
(5) Have been working for 15 years in this unit, and will be retired in less than 5 years in accordance with laws;
(6) Other circumstances as stipulated by laws and administrative regulations.

5.8 When this contract is dissolved or terminated, party B shall pay back training expense or liquidated damage, which are prescribed (or has) by relevant training agreement or agreement for service period, for party A within the prescribed time limit.

5.9 When this contract is terminated or dissolved, party A shall pay economic compensation money for party B, which complies with laws, rules and regulations.  Party A shall pay it for party B in accordance with regulations when party B handles work handover, except as otherwise party A and party B settle another paid day.

5.10 When this contract is dissolved or terminated for any reason, party B shall handle work handover in accordance with agreements of both parties and related regulations of party A, and shall return all used and kept treasures that belong to party A; provided that for the sake of reasons of party B, party B can’t handle work handover or return treasures to party A in time, and result in financial losses, party B shall be liable for compensation.

Article VI Confidentiality clause

6.1 Without the approval from party A, party B shall not disclose any information confidential or secret for party A, and facts or information relevant to affairs or business to any third party, except as otherwise inquired by the government or judicial.  This obligation shall remain in effect after the terminations of labor contract, until relevant facts or information have entered into the public as public information.  Party A shall be entitled to establish confidentiality provisions, or sign confidentiality agreement with party B, to clearly definite the scope of business secrets and related rights and obligations.  Provided that business secrets are known by the public, contents of secrecy and confidentiality clause, and confidentiality agreement shall be invalid automatically.

6.2 Without the approval from party A, party B shall not take or copy any document and/or other written materials, which are not directly relevant to party B’s duties, and any personnel without approval from party A shall not touch above materials, regardless of in office of party A or outside this office.

6.3 Without the approval from party A, party B shall not reveal contents of any items in this contract to any third party, except as otherwise inquired by the government or judicial.

Article VII Liability for breach of contract

7.1 Provided that any party is in breach of this contract, this party shall be liable for its breach for contract and indemnify for all losses thus incurred to the other party.

7.2 Provided that any party dissolves this contract, does not inform the other party in time under the provisions of this contract, and causes economic losses or other adverse effects to the other party, the aggrieved party shall be entitled to demand that the defaulting party pays compensation for damages and eliminates adverse effects.

Article VIII Labor dispute

8.1 Provided that a dispute arises when party A and party B fulfill this contract, it shall be settled through consultations.

8.2 Provided that the mediation fails, and one of the parties concerned demands arbitration, it shall apply with the labor disputes arbitration committee where party A is located for arbitration within 60 days starting from the date of the occurrence of a labor dispute; provided that one party does not accept the arbitration award, this party shall institute legal proceedings in a people’s court where party A is located within 15 days after receiving the arbitral award.

Article IX Other matters the parties deem appropriate

9.1 Party B shall agree to abide by Behavior Norms on Business Ethic and Compliance of party A (hereinafter called “Behavior Norms”) and its revision.

9.2 Hereafter, provided that party A revises and substitutes rules and regulations, involved with vital interests of employees, party A shall inform party B in time.

9.3 Letter of Employment Offer, and Job Specification, signed by party A and party B, are effective as attachments of this contract, and have the equal legal effect.

9.4 Party B shall not ask any third party to give, or accept presents or benefits by any means by taking advantage of its position.

Article X Others

10.1 Party B shall guarantee there is no any legal obligation or contractual obligation with other organizations to restrict legal qualification, with which party B establishes labor contract relation with party A under laws, and shall agree that any dispute or other claim indemnities on economy, caused by former labor relations, shall have nothing to do with party A.

10.2 For issues not stipulated in this contract, party A and party B shall sign a supplement agreement; provided that supplement agreement is in conflict with this contract or other supplement agreements, the agreement signed later shall prevail.

10.3 This contract is written in Chinese language in two originals, one for each party.

10.4 This contract or any rights hereunder shall not be transferred to any third party.

10.5 Provided that terms of this contract are contrary to national or local laws, regulations and policies, national or local laws, regulations and policies shall prevail.

10.6 This contract shall come into effect as soon as it is duly signed by party B and sealed by party A.

Party A: Sichuan Kangzhuang Insurance Agency Co., Ltd.
Party B (Sealed by): TSAI, SHIU-FANG
Legal representative or principal (sealed by): Zhang Qinglin

Date: May 01, 2008	Date: May 01, 2008

Sichuan Kangzhuang Insurance Agency Limited Liability Company
Supplementary Provisions of Labor Contract for Managers and Administrators

Party A: Sichuan Kangzhuang Insurance Agency Co., Ltd.
Legal representative: Zhang Qinglin
Registered address: block B, 14th floor, Renbao building, No.57, Dongyu street, Jinjiang district, Chengdu
Name of party B: TSAI, SHIU-FANG
ID No.: Taiwanese passport: 017997203(D)
Mobile number: 13808222276

Herein,
Both party A and party B absolutely accept:

1.
Supplementary provisions of this contract (hereafter called “this supplementary provisions”) shall be an integral part of the “labor contract” signed by two parties (hereafter called “labor contract”), and shall be signed, together with “labor contract”.

2.
Provided that this supplementary provision is inconsistent with “labor contract” and “job specification” of party A, this supplementary provision shall prevail.  Issues, not stipulated in this supplementary provision, shall be applied to agreements of “labor contract”.

On the basis of equal consultation, party A and party B reach an agreement on issues, not mentioned in “labor contract”, as follows:

Article I Term of supplementary provision of labor contract:
 Be same as “labor contract”.

Article II Rank and working place of party B:

2.1	Party B serves as: general manager of management department in Sichuan Kangzhuang Insurance Agency Limited Liability Company.
2.2	Working place: Sichuan.

Article III Salary on rank of party B:

             3.1 Both party A and party B agree that, monthly fixed basic wage of party B is RMB14, 000.
             3.2 Basic wage of the month when party B takes office or leaves the post shall be counted on the basis of the actual number of days when in office in that month.

Article IV Welfare on rank of party B:

      4.1 Airplane tickets for returning to Taiwan shall be paid three times in each fiscal year; receipts and tickets shall be checked and reimbursed.
      4.2 In the year when party B leaves office, if party B does not work for six months in this company, airplane tickets for returning to Taiwan shall be counted and paid on the basis of proportion; receipts and tickets shall be checked and reimbursed.

Article V Provided that related provisions on social insurance in “labor contract” are not applicable, party B shall not stand for or advocate rights and interests of any term of social insurance in the “labor contract”.

Article VI This supplementary provision shall come into force as from signing date of party A and party B, and shall be legally valid.  This contract has two copies, one for each party.

Declaration of party B: I declare that I have carefully read through all terms of supplementary provisions of this labor contract, and have fully understood legal implications of each term.  Signature and seal, signed and sealed on supplementary provisions of this labor contract by myself, indicate that I absolutely accept contents of supplementary provisions of this labor contract.

Party A: Sichuan Kangzhuang Insurance Agency Co., Ltd.
Legal representative or principal (sealed by): Zhang Qinglin	Party B (Sealed by): TSAI, SHIU-FANG

Date: May 01, 2008	Date: May 01, 2008